EXHIBIT 6.5

                              CO-PACKING AGREEMENT

     THIS AGREEMENT is written to Jon Stevenson, President of Dippy Foods, Inc., a Nevada corporation, (hereinafter referred to as "Dippy"), on the date herein subscribed.

                                    PREAMBLE

     The parties to the herein Letter of Intent are as follows:

     "Dippy"                 Dippy Foods, Inc.
                             a Nevada corporation.

     "Global"                Global Food Management Group,
                             LLC, a Limited Liability Company

                                   WITNESSETH:

     WHEREAS, Dippy is interested in obtaining a co-packing service agreement with Global Food Management Group, LLC (hereinafter referred to as "GFMP") for a term of five months.

     WHEREAS, GFMP will provide the location and labor to produce Dippy's product line.

     WHEREAS, Dippy shall furnish all of the equipment, raw material, supplies and shall own the finished products produced by Global, with Global's only claim being an unsecured general claim for money.

                          STATEMENT OF CONFIDENTIALITY

     During the course of this co-packing arrangement, it may be necessary for Dippy to disclose to the personnel of GFMP certain confidential technical and business information which may include, for example, but is not necessarily limited to, business plans and interests; information about or samples of materials; product formulations; prototypes; package designs; process feasibility issues; production facilities; production and marketing timetables; and/or other information and proprietary information. Such written and oral disclosures must remain in the complete confidence during the entire course of the co-packaging arrangement and after its completion for a period of five years.

     NOW,  THEREFORE,   FOR  AND  IN  CONSIDERATION  OF,  the  following  terms,
conditions and covenants, the parties agree to the following:


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

     1. Dippy shall provide and deliver to the premises of GFMP, located at 1433 Miller Drive, Colton, CA, the necessary and appropriate equipment needed to produce Dippy's product line.

     2. GFMP shall install, with the assistance of Dippy, the said equipment on an ASAP basis;

     3. GFMP shall provide the necessary personnel to support the operation of said equipment;

     4. Dippy shall have the necessary and appropriate raw materials delivered to GFMP's site, and GFMP shall produce the Dippy product line.

     5. GFMP will produce the Dippy meals for a service charge of $.12 per each unit which shall be payable 30 days after invoicing;

     6. It is anticipated that this arrangement shall commence immediately with the installation of the equipment and delivery of the raw food products.

     7. GFMP will maintain said equipment in a fully operational state and shall service it as necessary and appropriate.

     8. GFMP shall follow the production procedures that are given by Dippy's representative, either oral or written. All oral instructions shall be followed up by written confirmation. The parties shall reduce the assembly process to writing as soon as is practical, which shall represent the baseline for the future processing methods.

     9. GFMP shall hold Dippy harmless from any third party claims of GFMP, and shall allow full access and release of the said equipment in proper working order at any time and for any reason during the term of the herein agreement.

     10. GFMP shall list all ingredients, packaging and equipment either rented, owned or borrowed or otherwise, as the property of Dippy, and will not encumber their values as part of GFMP's list of assets, inventories or values.

     11. In the spirit of cooperation and financial gain, both parties agree to fulfill their respective obligations by working together in good faith and using due diligent best efforts, time attention and energies to the performance of the duties and responsibilities under this agreement.

     12. Dippy shall provide the technical know-how, formulations, recipes, process conditions and any other related information to fully ensure a successful co-packaging arrangement, as part of the initial process and shall thereafter provide needed information forthwith upon request.


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

     13. GFMP shall maintain the plant facilities, including but not limited to the equipment, in a clean and sanitary condition conforming to all food processing standards and Good Manufacturing Practices.

     14. Either party may terminate the agreement for any reason with written notice and three weeks notice.

     15. The subscribing parties represent that he/she is the authorized party representing their business entity, and fully enters the agreement for and on behalf of that entity.

     16. Dippy and GFMP, each agree to have the other named as also named insureds on any product liability insurance obtained or maintained by the other.

     17. Upon delivery of any equipment or materials, the parties shall each sign a statement of inventory which shall be maintained as a permanent record confirming the ownership of the equipment and materials as residing in Dippy.

     18. GFMP shall not have or acquire any right, title or interest in any trademark, service mark or trade name, that is now or hereafter acquired by Dippy either used alone or in conjunction with other words or names, or in the good will thereof, expressly granted herein.

     19. Regardless of the place of execution, place of performance or otherwise, this Agreement and all amendments, modifications, alterations or supplements hereto, and the rights of the parties hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of California, and the parties hereby agreement to first tender any dispute to arbitration pursuant to the American Arbitration Rules, prior to and as a condition precedent to undertaking formal litigation.

     20. This Agreement may not be assigned or transferred by either party hereto, in whole or in part, without the prior written consent by Dippy.

     21. All notices, requests, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by first class, certified or registered mail, or by facsimile addressed to the intended recipient thereof at the address and facsimile set forth above (or to such other address or facsimile number as either party may from time to time duly notify the other). Any such notice, demand or communication shall be deemed to have been given immediately (if given or made by confirmed facsimile), or three (3) days after mailing, and in proving same it shall be sufficient to show that the envelope containing the notice, demand or communication was duly addressed, stamped and posted or that receipt of a


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

          facsimile message was confirmed by a confirming facsimile message from the recipient.

     22. This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     23. The headings as to the contents of particular paragraphs are inserted only for convenience and shall not be construed as part of this Agreement or as a limitation on the scope of any of the terms or provisions of this Agreement.

     24. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties thereto.

     IN WITNESS WHEREOF, this Agreement is executed on the date set forth with the herein subscribing signatures, who hereby agree and accept the terms and conditions of the herein agreement, which is executed in San Bernardino County, State of California.

Dated: 10-4-99
       ------------

"Dippy"

Dippy Foods, Inc.,
A Nevada corporation

By: /s/ Jon Stevenson
    ----------------------
        Jon Stevenson
        President

"GFMP"

Globe Food Management Group, LLC

By: /s/ Fred Hunter
    ---------------------
        Fred Hunter
        Manager


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